SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a) of the
                     Securities Exchange Act of 1934
                            (Amendment No. 1)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of The Commission Only (as permitted by Rule 14a-6(e)(2))
[x]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                      Competitive Technologies, Inc.
            (Name of Registrant as Specified in Its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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Notes:

                     COMPETITIVE TECHNOLOGIES, INC.
                            1960 Bronson Road
                      Fairfield, Connecticut  06430


                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      to be held on March 31, 1998


To the Stockholders of
COMPETITIVE TECHNOLOGIES, INC.

        Notice is hereby given that the Annual Meeting of Stockholders of COMPETITIVE TECHNOLOGIES, INC. (the "Company") will be held at the Stamford Marriott Hotel, 2 Stamford Forum, Stamford,
Connecticut 06901 on Tuesday, March 31, 1998 at 9:00 A.M. local time for the following purposes:

        1. Electing a Board of Directors to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified;

        2. Considering and acting upon a proposal to amend the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 7,964,080 to 20,000,000;

        3. Considering and acting upon a proposal to amend the Company's Restated Certificate of Incorporation to authorize 5,000,000 shares of undesignated Class A
             Preferred Stock;

        4. Considering and acting upon a proposal to approve the 1997 Employees' Stock Option Plan and reserving 275,000 shares of Common Stock for options under the Plan; and

        5. Transacting such other business as may properly come before the meeting or any adjournments thereof.

        The Board of Directors has fixed the close of business on February 17, 1998 as the record date for determination of the stockholders entitled to notice of and to vote at said meeting and/or adjournments thereof.

        If you do not expect to be present personally at the meeting, please complete, date, sign and return the accompanying proxy without delay.
                                  By Order of the Board of Directors


                                  Frank R. McPike, Jr.
                                  Secretary
February 17, 1998

                             PROXY STATEMENT


                     COMPETITIVE TECHNOLOGIES, INC.
                            1960 Bronson Road
                      Fairfield, Connecticut  06430

                 --------------------------------------

        This Proxy Statement is being furnished to stockholders in connection with the solicitation by the Board of Directors of Competitive Technologies, Inc., a Delaware corporation (the "Company"), of proxies in the form enclosed herewith for the Company's annual meeting of stockholders to be held March 31, 1998. Each proxy received will be voted as directed. If no direction is indicated, the proxy will be voted FOR the election of the nominees named below as directors; FOR the amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock; FOR the amendment to the Company's Restated Certificate of Incorporation to authorize 5,000,000 shares of undesignated Class A Preferred Stock; and FOR approval of the 1997 Employees' Common Stock Option Plan. Any proxy may be revoked at any time prior to the voting thereof by notifying the Company, there being no formal procedure required. The approximate date on which this Proxy Statement and the form of proxy enclosed herewith are first to be sent or given to the Company's stockholders is intended to be February 20, 1998.

        Only the holders of record of the Company's 5,974,311 outstanding shares of Common Stock and 2,427 outstanding shares of Preferred Stock at the close of business on February 17, 1998, will be entitled to vote at the meeting. Each share of Common Stock and each share of Preferred Stock is entitled to one vote on each matter to be voted upon. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum but as not voted for purposes of determining the approval of any matters submitted to the stockholders for a vote. Abstentions will have the same effect as negative votes. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present and entitled to vote with respect to that matter. On each of the two proposals to amend the Company's Certificate of Incorporation, such broker non-votes will have the same effect as negative votes.

                          ELECTION OF DIRECTORS

        At the meeting a Board of five directors is to be elected by plurality vote. The five nominees proposed by the Board of Directors are named below. The events leading to the selection of these five nominees were as follows:

        - The present Board consists of eight persons: George C.J. Bigar, Michael G. Bolton, Bruce E. Langton, H.S. Leahey, Frank R. McPike, Jr., John M. Sabin, George M. Stadler and Harry Van Benschoten.

        - On November 17, 1997, a Schedule 13D was filed by a group of 43 individual stockholders of the Company (the "13D Group"), including Mr. Bigar. The Schedule 13D stated that the purpose of the formation of the 13D Group was to seek to reconstitute the Board of Directors of the Company at the forthcoming annual meeting (then scheduled for December 19, 1997). The Schedule 13D further stated, among other things, that (a) this course of action was necessary to operate the Company in the best long term interest of stockholders and to maximize the Company's value and standing in the investment community; (b) the members of the 13D Group intended to file a preliminary proxy statement with the SEC and to conduct a proxy contest; and (c) it was anticipated that the 13D Group would cease to exist following the elections at the annual meeting. The Schedule 13D stated that the members of the 13D Group were the beneficial owners of 1,297,118 shares of the Company's Common Stock, representing approximately 21.9% of the then outstanding shares of Common Stock of the Company. (See "Beneficial Ownership of Shares" below for further information with respect to the 13D Group.)

        - On November 19, 1997, the present Board unanimously appointed a committee of the Board (the "Special Committee") to establish a dialogue with Mr. Bigar and others to (i) more fully understand the concerns of the 13D Group, and (ii) thereupon make recommendations to the full Board. The Special Committee consisted of Messrs. Bolton, Sabin and Stadler.

        - There ensued a number of meetings of the Special Committee and the full Board, during which various matters and issues were discussed. The Special Committee concluded that the Board should be more actively engaged in the strategic management of the Company. The full Board determined that the Company would reimburse documented reasonable expenses incurred in connection with matters related to the Schedule 13D and the related negotiations and activities following the filing of the
             Schedule 13D, in an aggregate amount not to exceed
             $30,000.

        - On February 6, 1998, the present Board held a meeting with all directors in attendance. The Special Committee recommended, and after due deliberation, the Board unanimously approved setting the size of the new Board at five and nominating as directors Messrs. Bigar, Bolton, Sabin, Stadler and Robert H. Brown, Jr., Executive Vice President, Corporate Finance, Dain Rauscher Incorporated. While recognizing that the new Board would determine its own actions following its election, the Special Committee also recommended that (i) the new Board should consider creating compensation and nominating committees with no management director on either committee; (ii) the new compensation committee should commence a prompt review of the entire compensation structure of the Company, including top management, other employees and directors, with a view to structuring compensation to better relate to the financial performance of the Company and its stock and that the new Board should act promptly on the recommendations made by the Committee; and (iii) the new nominating committee should continue the process of reconstituting the Board by seeking to identify additional qualified persons who could help the Company achieve its strategic goals and may be added to the Board prior to the next annual meeting. It was the sense of the entire Board that these actions should be taken by the new Board.

        - As a result of the above events, Messrs. Langton, Leahey, McPike and Van Benchosten will not be candidates for re-election as directors of the Company. In addition, Mr. Bigar has advised the Company and the Board that the members of the 13D Group no longer intend to file a preliminary proxy statement with the SEC or to conduct a proxy contest.

        All of the nominees named below except Mr. Brown are currently directors of the Company. There is no family relationship between any director or executive officer of the Company or any person nominated by the Company to become a director or executive officer.
In the event that any of the nominees for director should be unable to serve, discretionary authority is solicited to vote for the election of other persons. Each director will hold office until the next annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation or removal. The Company has no reason to believe that any of the nominees named will not be available for election as directors for their prescribed terms.

      The following table sets forth information with respect to each nominee for director according to the information furnished the Company by him:


Name, Age and           Principal Occupation
Positions Presently     During Past Five                   Director of
Held with               Years; Other Public                Company
Company                 Directorships                      Since


George C.J. Bigar       Professional Investor.             December,
  41                                                       1996

Michael G. Bolton       Managing Director, Safeguard       September,
  54                    Scientifics, Inc. (a company       1994
                        that strategically invests
                        in and actively supports
                        technology driven growth
                        companies) since September,
                        1997; prior thereto Vice
                        President, Lehigh University.

Robert H. Brown, Jr.    Executive Vice President,          Not Currently
  44                    Director of Corporate              a Director
                        Finance, Dain Rauscher
                        Incorporated (Investment
                        Banking Firm).  Also a Director
                        of Emerson Radio Corporation,
                        Stevens Graphics International
                        and American Medical Finance.

John M. Sabin           Senior Vice President and          December,
  43                    Treasurer, Vistana, Inc.           1996
                        (a developer of vacation/
                        timeshares) since February,
                        1997; Vice President, Finance,
                        Choice Hotels International,
                        Inc. October, 1996 to
                        February, 1997; Vice President-
                        Mergers and Acquisitions,
                        Choice Hotels International, Inc.
                        June, 1995 to October, 1996;
                        Vice President-Finance and
                        Assistant Treasurer, Manor
                        Care, Inc. and Choice Hotels
                        International, Inc. December, 1993
                        to October, 1996;  Vice President-
                        Corporate Mergers and Acquisitions,
                        Marriott Corporation, 1988 to
                        December, 1993.

George M. Stadler       President and Chief Executive      December, 1993
  50, President and     Officer of the Company since
  Chief Executive       December, 1993; President and
  Officer               Chief Operating Officer of the
                        Company since September, 1992;
                        President, Competitive Techno-
                        logies of PA, Inc. (a wholly-
                        owned technology transfer sub-
                        sidiary of Lehigh University
                        prior to the sale of 80% of its
                        stock to the Company in February,
                        1993) since April, 1991.

     Messrs. Bigar, Bolton, Sabin and Stadler (Chairman), are members of the executive committee. Messrs. Langton (Chairman), McPike and Sabin are members of the audit committee. Messrs. Bolton, Leahey (Chairman), and Stadler are members of the nominating committee. Messrs. Bigar, Langton (Chairman), and Van Benschoten are members of the compensation and stock option committee. The compensation committee also serves as the incentive compensation committee.


                     BENEFICIAL OWNERSHIP OF SHARES

     The following information is furnished to indicate the beneficial ownership of the Company's Common Stock by each director and nominee, by certain executive officers of the Company, and by each person known to the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock. Such information has been furnished to the Company by the indicated owners as of January 5, 1998 except as otherwise indicated in the footnotes.

Name (and Address if more
than 5%) of Beneficial              Amount Beneficially
Owners                              Owned (A)                Percent (B)

Directors and Nominees

George C.J. Bigar                      26,618  (C)              --
Michael G. Bolton                       5,612                   --
Robert H. Brown, Jr.                       --                   --
Bruce E. Langton                       13,668                   --
H.S. Leahey                             4,512                   --
Frank R. McPike, Jr.                   78,827  (D)             1.3%
John M. Sabin                           2,418                   --
George M. Stadler                     180,006  (E)             2.9%
Harry Van Benschoten                    9,318                   --
All directors and executive
  officers as a group                 320,979  (F)             5.2%

Additional 5% Owners

13D Group (G)                       1,297,118  (G)            21.7%(G)
c/o John S. Daniels, Esq.
8117 Preston Road, Suite 800
Dallas, TX  75225

Dimensional Fund Advisors, Inc.       311,800  (H)             5.2%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401


(A) Except as indicated in the notes which follow, the designated person or group has sole voting and investment power.
(B)  Percentages of less than 1% are not shown.
(C)  Does not include 13D Group - see below.
(D) Consists of 15,285 shares of Common Stock, plus 63,542 stock options deemed exercised solely for purposes of showing total shares owned by Mr. McPike. Includes 2,927 shares of Common Stock held by Webster Trust as Trustee under the Company's Employees' Common Stock Retirement Plan, as to which Mr. McPike has shared investment power. Does not include 8,306 shares of Common Stock allocated to Mr. McPike under said Retirement Plan; Trustee has sole voting and investment power with regard thereto.
(E) Consists of 6 shares of Common Stock plus 180,000 stock options deemed exercised solely for purposes of showing total shares owned by Mr. Stadler. Does not include 8,289 shares of Common Stock allocated to Mr. Stadler under the Company's Employees' Common Stock Retirement Plan; these shares are held by Webster Trust as Trustee and said Trustee has sole voting and investment power with regard thereto.
(F) Consists of 77,437 shares of Common Stock plus 243,542 stock options to purchase shares of Common Stock deemed exercised solely for purposes of showing total shares owned by such group.
(G) Information taken from Schedule 13D filed by the 13D Group, which states that the information is as of October 31, 1997. The following are the persons shown by the Schedule 13D to own beneficially more than 1% of the Company's Common Stock: Joel C. Barlow, 74,830 shares (1.3%); Richard D. Corley, 197,800 shares (3.3%); Samuel Michael Fodale, 148,100 shares (2.5%); William Ezra Kay, 111,000 shares (1.9%); John H. Smith, 70,420 shares (1.2%);
     and Alfred Van DeVanter, 113,470 shares (1.9%). The Schedule 13D states that it is anticipated that the 13D Group will cease to exist following the elections at the annual meeting. Each of the shareholders joining in filing the Schedule 13D disclaimed any beneficial ownership of Common Stock owned by the other reporting shareholders.
(H) Information taken from Schedule 13G which states that the information is as of December 31, 1997. The Schedule 13G states that all securities reported on the schedule are owned by advisory clients of Dimensional Fund Advisors, Inc. and Dimensional Fund Advisors, Inc. disclaims beneficial ownership of all such securities.

     At January 5, 1998, the stock transfer records maintained by the Company with respect to its Preferred Stock showed that the largest holder of Preferred Stock owned 500 shares.

     The following table sets forth information with respect to the common stock, $.001 par value per share, of University Optical Products Co. ("UOP"), a subsidiary of the Company, beneficially owned by each director and nominee for director, by certain executive officers of the Company, and by each person known to the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock at January 5, 1998.

                                 Shares of Common          Percent
       Name                      Stock of UOP (A)          of Class (B)

George C.J. Bigar                     None                 --
Michael G. Bolton                     None                 --
Robert H. Brown, Jr.                  None                 --
Bruce E. Langton                      None                 --
H.S. Leahey                           None                 --
Frank R. McPike, Jr.                 14,000                --
John M. Sabin                         None                 --
George M. Stadler                     None                 --
Harry Van Benschoten                  None                 --
All directors and executive
  officers of the Company
  as a group                         14,000                --


(A) Does not include 1,333,333 shares of UOP class A stock (which have four votes per share and are convertible into an equal number of shares of UOP common stock) and 2,757,735 shares of UOP common stock owned by the Company and 1,927 shares of UOP common stock owned by Genetic Technology Management, Inc., a wholly-owned subsidiary of the Company.
(B)  Percentages of less than 1% are not shown.


                         EXECUTIVE COMPENSATION

     The following discussion refers primarily to executive compensation during the preceding three fiscal years; as discussed on page 2 of this Proxy Statement, it is anticipated that the newly constituted compensation committee and the Board of Directors will conduct a thorough review of, and may adopt changes in, the methods by which the Company compensates its executive officers in order to better relate such compensation to the financial performance of the Company and its stock.

Summary Compensation

     The following table summarizes the total compensation paid by the Company for services rendered during each of the fiscal years ended July 31, 1997, 1996 and 1995 to the Chief Executive Officer of the Company and each of the other executive officers of the Company who had annual compensation for the fiscal year ended July 31, 1997 in excess of $100,000 (the "Specified Executives"):

                       SUMMARY COMPENSATION TABLE

                           Annual Compensation (1)

                                                 Long Term
                                                Compensation
                                                  Awards

                                                 Securities   All Other
Name and Principal  Fiscal                       Underlying   Compensation
Position            Year     Salary($) Bonus ($) Options (#)  ($)(2)

George M. Stadler,  1997     $197,808  $18,000     20,000     $15,105
  President and     1996      172,923     --       30,000      15,874
  Chief Executive   1995      153,845     --       52,500      14,799
  Officer

Frank R. McPike,    1997      167,712   12,000     12,000      14,320
  Jr., Vice Presi-  1996      149,076     --       15,000      14,977
  dent, Finance and 1995      140,765     --       20,000      14,136
  Chief Financial
  Officer

(1) The aggregate amount of any perquisites or other personal benefits was less than 10% of the total of annual salary and bonus and is not included in the above table.
(2) Consists principally of amounts contributed for the above executive officers to the Competitive Technologies, Inc. Employees' Common Stock Retirement Plan. The dollar amounts are converted into shares of Company Common Stock valued at the mean between the high and the low price on the American Stock Exchange on the last day of the fiscal year. Also includes premiums paid for term life insurance policies (see below).

Option Grants

      The following table summarizes the stock options granted by the Company during the fiscal year ended July 31, 1997 to the Specified
      Executives:

                      OPTION GRANTS IN LAST FISCAL YEAR


                Individuals Grants
                                                                Potential
                               % of                             Realizable
                              Total                               Value
                   Number    Options                            at Assumed
                     of      Granted                              Annual
                Securities    to                                Rates of
                Underlying  Employees                          Stock Price
                  Options      in     Exercise                Appreciation
                  Granted    Fiscal    Price    Expiration        for
Name              (#)(1)      Year     ($/Sh)     Date         Option Term

                                                             5% ($)   10% ($)

George M. Stadler  20,000     30%     $ 9.625   12/20/06   $121,062  $306,795
Frank R. McPike,   12,000     18%       9.625   12/20/06     72,637   184,077
  Jr.

(1)  Options become exercisable six months after date of grant.

Option Exercises and Year End Value

     The following table summarizes stock options held at the end of the fiscal year ended July 31, 1997 by the Specified Executives (none of such persons exercised any Company stock options during such fiscal year):

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES


                                           Number of
                                           Securities     Value of
                                           Underlying     Unexercised
                                           Unexercised    In-the-Money
                      Shares               Options        Options at
                      Acquired             at FY-End (#)  FY-End ($)
                         on                Exercisable/   Exercisable/
Name                  Exercise (#)         Unexercisable  Unexercisable

George M. Stadler       None                180,000 /-0-  $438,125 /  N/A
Frank R. McPike, Jr.    None                 74,500 /-0-   239,000 /  N/A

Employment Agreements

     On August 1, 1995, the Company entered into an employment contract with George M. Stadler providing for his employment as President and Chief Executive Officer of the Company for a term ending on August 1, 1999 and for the payment of compensation to him at a minimum rate of $160,000 per year. Mr. Stadler's compensation shall be reviewed annually by the Board of Directors. The agreement provides for automatic one-year renewals beginning in 1999 unless terminated by either party and for a one-year period of noncompetition following termination by Mr. Stadler. The agreement contains provisions for termination in the event of death or disability and gives the Company the right to terminate for cause, which is defined as any criminal act by Mr. Stadler for which he is convicted.

     On January 7, 1997, the Company entered into an employment contract with Frank R. McPike, Jr. providing for his employment as Chief Financial Officer of the Company for a term ending on January 6, 2000 and for the payment of compensation to him at a minimum rate of $167,000 per year. Mr. McPike's compensation shall be reviewed annually by the Board of Directors. The agreement provides for automatic one-year renewals beginning in 2000 unless terminated by either party and for a two-year period of noncompetition following termination by Mr. McPike. The agreement contains provisions for termination in the event of death or disability and gives the Company the right to terminate for cause, which is defined as any criminal act by Mr. McPike.

Other Arrangements

     The Company provides term life insurance for certain of its officers. The policy amount in the event of death is $500,000 for Mr. Stadler and $250,000 for Mr. McPike. Premiums of $1,245 for Mr. Stadler's policy in 1997 and 1996 (there was no policy prior to this) and $460 for Mr. McPike's policy in each of 1995, 1996 and 1997 were paid by the Company.

     The Company through December 31, 1996 maintained a simplified employee pension ("SEP") plan for employees of the Company pursuant to the Internal Revenue Code. Effective January 1, 1997, the Company established a 401-K plan. Under both the SEP plan and the 401-K plan, an eligible employee may elect to make a salary reduction of up to 15% of his compensation as defined in the plan, with the Company then contributing that amount to the plan for the employee. Employee contributions for any calendar year are limited to a specific dollar amount that is indexed to reflect inflation ($9,500 for 1996). For fiscal 1997, the Company contributed $4,622 for Mr. Stadler, and $4,750 for Mr. McPike.

     Effective August 1, 1990, the Company adopted the Competitive Technologies, Inc. Employees' Common Stock Retirement Plan (the "Retirement Plan"). The Retirement Plan is a "stock bonus plan" that is intended to be tax qualified under the Internal Revenue Code. All employees of the Company are eligible to participate in the Retirement Plan. Annually, a committee of independent directors determines the number of shares of the Company's Common Stock, if any, to be contributed to the Retirement Plan. These shares are allocated among participants who are employed on the last day of the year and who performed at least 1,000 hours of service during the year in proportion to their relative compensation in a manner that is integrated with the Company's Social Security contribution on behalf of employees; that is, the contribution made with respect to compensation in excess of the Social Security wage base will generally be twice as large in proportionate terms as the contribution made with respect to compensation below the wage base. The Company's contributions are held in trust with a separate account established for each participant.

     The maximum amount of Company Common Stock that can be contributed to the Retirement Plan in any year is the number of shares with fair market value equal to 15% of that year's compensation reduced by the SEP and 401-K plan contributions paid to Retirement Plan participants, but in no event more than 1% of the Company's outstanding shares at the end of the previous year. There is no minimum or required contribution.
The maximum number of shares that can be allocated to any individual participant's account in any year is the number of shares with a fair market value equal to the lesser of $30,000 or 25% of his compensation for that year reduced by the SEP and 401-K plan contributions.

     Participants become entitled to a distribution of the shares allocated to their accounts upon disability, death or other termination of employment. They are entitled to receive their vested account balance. Participants obtain a 100% vested interest in their accounts upon completing 5 years of service with the Company. If the Retirement Plan becomes "top heavy" as defined by the Internal Revenue Code, participants become 20% vested after 2 years of service, 40% vested after 3 years of service, 60% vested after 4 years of service, and 100% vested after 5 years of service.

     Company stock that is contributed to the Retirement Plan is held in the custody of the Retirement Plan's trustee, Webster Trust in Westport, Connecticut. The trustee has the power to vote Company shares that are owned by the Retirement Plan. For the fiscal year ended July 31, 1997, the Board authorized a contribution of 9,654 shares. Shares allocated to Messrs. Stadler and McPike under the Retirement Plan for the year ended July 31, 1997, were 1,260 and 1,260, respectively, and were 2,520 shares for all executive officers as a group. See also Summary Compensation Table - "All Other Compensation" for dollar values ascribed to Messrs. Stadler and McPike.

     The Company has an incentive compensation plan pursuant to which an amount equal to 10% of the operating income of the Company (defined and adjusted as provided in said plan) shall be credited each year to an incentive fund, from which cash awards are to be made to key employees of the Company by a committee, none of whose members is eligible to receive awards. No amounts may be credited to the incentive fund until such time, if ever, as the Company experiences a fiscal year in which operating income (as defined in said plan) has been earned. No such operating income has yet been earned.

     The Company has in effect a Key Employees' Stock Option Plan ("Company Option Plan") with respect to its Common Stock, $.01 par value, which provides for the grant of either incentive stock options under Section 422 of the Internal Revenue Code or nonqualified options. (Incentive options must be granted at not less than 100% of fair market value at time of grant. Nonqualified options may be granted at not less than 85% of fair market value at time of grant.) Stock appreciation rights may also be granted under the Company Option Plan. In certain instances, stock options which are vested or become vested upon the happening of an event or events specified by the Company's Stock Option Committee, may continue to be exercisable through up to 10 years after the date of grant, irrespective of the termination of the optionee's employment with the Company. See "Proposal to Approve the 1997 Employees' Stock Option Plan" below for a description of the proposed 1997 Employees' Stock Option Plan submitted for stockholder approval.


                          DIRECTOR COMPENSATION

     The Company pays each director who is not an employee of the Company or a subsidiary of the Company the sum of $750 for each Board meeting attended. Directors also receive $250 for attending each committee meeting that coincides with a Board meeting and $500 for attendance at a committee meeting that does not coincide with a Board meeting. Directors who participate in telephonic board and/or committee meetings are paid one half the fee for attendance at such meetings. Out-of-pocket expenses involved in attendance are also reimbursed. Commencing January 1, 1997, in addition to meeting fees, outside directors are being paid an annual cash retainer of $5,000, payable in quarterly installments.

     The Company has a 1996 Director's Stock Participation Plan pursuant to which, on the first business day of January from January 1997 through January 2006, the Company issues, to each non-employee director who has been elected by the stockholders and has served at least one full year, a number of shares of the Company's Common Stock equal to the lesser of
(i) $15,000 divided by the per share fair market value of such stock on the date of issuance, or (ii) 2,500 shares. If a non-employee director were to leave the Board after serving at least one full year but prior to the January issuance date, the annual stock compensation described above shall be payable in shares on a pro-rata basis up to the time of termination. During fiscal 1997, an aggregate of 6,000 shares were issued under this plan (1,500 shares each to Messrs. Bolton, Leahey, Langton, and Van Benschoten). In January, 1998 an aggregate of 10,908 shares were issued under this plan (1,818 each to Messrs. Bigar, Bolton, Langton, Leahey, Sabin and Van Benschoten).


          REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

     This report of the Compensation and Stock Option Committee (the "Committee") shall not be deemed incorporated by reference by any general statement incorporating the Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Committee is responsible for making recommendations to the Company's Board of Directors concerning the compensation of the Company's Chief Executive Officer and, based upon recommendations received from the Company's Chief Executive Officer, the compensation of the Company's other executive officers, consistent with employment contracts.

     The Company has a compensation program that consists of salary and performance bonus (which are generally reviewed in December of each year) and stock options. The overall executive compensation philosophy is based upon the premise that compensation should be aligned with and support the Company's business strategy and long-term goals. The Company believes it is essential to maintain an executive compensation program which provides overall compensation competitive with that paid executives with comparable qualifications and experience. This is critical to attract and retain competent executives.

     The Company has an incentive compensation plan which is intended to provide a pool of dollars and is based upon the Company's achieving specific levels of profitability; however, no amounts have been paid pursuant to the plan (see pages 11 and 12). In addition, the Committee from time to time may award individual executives bonuses based upon specific events that enhance the value of the Company. In December 1996, the Committee awarded a salary increase to Mr. Stadler and a performance bonus of $18,000 in recognition of his leadership (i) in increasing the number of clients and technologies under management during calendar 1996, and (ii) in recruiting and training additional staff and developing new techniques to evaluate, market and sell new technologies, all with the intent of enhancing prospects of profitability in the future. In December 1996, the Committee also awarded a salary increase to Mr. McPike and a performance bonus of $12,000 in recognition of his increased responsibilities in connection with the expansion of the operations of the Company.

     The Committee determines the granting of options under the Company Option Plan. This plan provides additional incentive to maximize stockholder value. The plan may also utilize vesting periods to encourage recipients of options to continue in the employ of the Company. The Company grants stock options to its executive officers and to a number of additional key employees.

     The preceding discussion refers primarily to executive compensation during fiscal 1997. As discussed on pages 2-3 of this Proxy Statement, it is anticipated that the newly-constituted compensation committee and the Board of Directors will conduct a thorough review of, and may adopt changes in, the methods by which the Company compensates its executive officers in order to better relate such compensation to the financial performance of the Company and its stock.

                Compensation and Stock Option Committee:

                       Bruce E. Langton, Chairman
                            George C.J. Bigar
                          Harry Van Benschoten


                            PERFORMANCE GRAPH

     The performance graph below shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The graph below compares cumulative total return (assuming reinvestment of dividends, if any) on the Company's Common Stock for the five year period shown, compared with the American Stock Exchange Market Index and a SIC code index made up of all public companies whose four-digit standard industrial code number (6794) includes patent owners and lessors and who have been public for the period covered by the graph, all for the fiscal years ended July 31, assuming $100 invested on August 1, 1992 in the Company's Common Stock, the American Stock Exchange Market Index and a published SIC code index of public companies.


                       (I N S E R T    G R A P H)


                                   Fiscal Year Ending July 31,

                1992     1993     1994       1995      1996     1997

Competitive
  Technologies,
  Inc.          $100.00  $ 78.82  $ 70.59    $ 57.06   $ 96.47  $103.53
Industry Index
  6794           100.00    90.20    97.04     185.64    367.76   397.27
Broad Market
  AMEX           100.00   109.20   111.91     135.72    138.92   165.10


                          CERTAIN TRANSACTIONS

     Knowledge Solutions, Inc. ("KSI"), a development stage company, was formed in June, 1994 to develop and deliver interactive multimedia training using a process model developed at Lehigh University. The Company has a 33.7% voting interest in KSI. Messrs. Stadler and McPike are two of KSI's directors. Mr. Stadler is serving on a part-time interim basis as the chief executive officer of KSI and Mr. McPike is serving on a similar basis as the chief financial officer of KSI while a full-time management team is being sought for KSI. During KSI's most recent fiscal year, KSI earned $28,788 (which exceeded 5% of KSI's annual revenues) under a subcontract from the Company for services in producing and delivering a CD-ROM version of a handbook in connection with a government contract.


         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Messrs. Bigar and Bolton each failed to file on a timely basis one report required by Section 16(a) of the Securities Exchange Act of 1934 with regard to one transaction in the Company's securities.


                      BOARD MEETINGS AND COMMITTEES

     During the last full fiscal year five (5) meetings of the Board of Directors of the Company were held. During the same period the executive committee met once, the compensation and stock option committee met twice, the audit committee met twice, and the nominating committee met once. No incumbent director attended fewer than 75% of the aggregate number of meetings of the Board and committees of which he was a member.

     The function of the Executive Committee is to exercise subject to the limitations prescribed by Delaware law, the authority of the Board of Directors between meetings of the Board. The function of the audit committee is to review with the Company's auditors the scope and adequacy of the audit and the accounting practices, procedures and policies of the Company and to advise the management of the Company concerning the purchase, sale and retention of interest-bearing securities. The function of the compensation and stock option committee is to make recommendations to the Board of Directors with respect to compensation of officers and other employees of the Company and to exercise all of the powers of the incentive compensation committee as well as to grant options under and administer the Company Option Plan and to determine the number of shares of the Company's Common Stock to be contributed to the Company's Retirement Plan. The function of the nominating committee is to make recommendations to the Board with respect to candidates for director of the Company. (The nominating committee will consider nominees recommended by stockholders; no special procedures need to be followed in submitting such recommendations.)


       PROPOSED AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
             TO INCREASE AUTHORIZED NUMBER OF COMMON SHARES

     The Board of Directors has unanimously adopted a resolution declaring it advisable to amend Article Fourth of the Company's Restated Certificate of Incorporation to increase the total number of shares of Common Stock which the Company shall have authority to issue from 7,964,080 to 20,000,000.

     The authorized number of shares of Common Stock would be increased by 12,035,920 as a result of the proposed amendment. The Company currently has 5,974,311 shares of Common Stock outstanding, 83,092 shares of Common Stock reserved for issuance under the Directors' Stock Participation Plan, 9,015 shares reserved for issuance under the Employees' Common Stock Retirement Plan, 51,346 shares reserved for issuance under the Company Option Plan, 37,500 shares reserved for issuance upon exercise of warrants, and 275,000 shares reserved for issuance (subject to stockholder approval) under the 1997 Option Plan. Thus, there remains a balance of only 1,533,816 shares of Common Stock available for all other corporate purposes. If the proposed amendment is approved, there will be 13,569,736 shares of Common Stock available for such purposes.

     Approval of the proposed amendment will enable the Board of Directors of the Company, without the necessity of stockholder approval unless otherwise required under applicable law, regulation or exchange listing agreement, to issue additional shares of Common Stock when needed for the raising of capital, acquisitions, stock splits and dividends, stock options and other corporate purposes. At the present time there are no negotiations or commitments which would involve the issuance of any shares of Common Stock except those already reserved for issuance as described above.

     The authorization of additional shares of Common Stock will not, by itself, have any effect on the rights of the holders of Common Stock. Nonetheless, any issuance of additional shares of Common Stock could, among other things, have a dilutive effect on earnings per share of Common Stock, on the voting rights of present stockholders, and on the equity of present holders of Common Stock. In addition, depending on the circumstances, the issuance of Common Stock could have the effect of delaying, preventing or influencing a change in control of the Company and could make more difficult the removal of the present management.
The issuance of additional shares of Common Stock could, depending on the circumstances, have the effect of blocking a take-over of the Company and thereby depriving the present stockholders of a premium price for their shares.

Vote Required for Approval; Board Recommendation:

     The vote required for approval of the amendment to the Restated Certificate of Incorporation to increase the authorized shares of Common Stock is the affirmative vote of a majority of the outstanding shares of the Company's Common and Preferred Stock entitled to vote thereon, voting together as one class, and a majority of the outstanding shares of Common Stock (as a separate class) entitled to vote thereon.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                   APPROVAL OF THE PROPOSED AMENDMENT.


        PROPOSED AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO
                       AUTHORIZE 5,000,000 SHARES
                 OF UNDESIGNATED CLASS A PREFERRED STOCK

     Article Fourth of the Company's Restated Certificate of Incorporation currently authorizes the Company to issue 7,964,080 shares of Common Stock and 35,920 shares of Preferred Stock (which Preferred Stock is referred to in this section of the Proxy Statement as the "Existing Preferred Stock"). The terms of the Existing Preferred Stock, of which 2,427 shares are currently outstanding, are set forth in the Restated Certificate of Incorporation and may not be changed except by formal amendment of the Restated Certificate of Incorporation. The Company does not presently intend to issue any additional shares of Existing Preferred Stock.

     The Board of Directors of the Company has unanimously adopted a resolution declaring it advisable to amend Article Fourth of the Company's Restated Certificate of Incorporation to authorized the issuance of 5,000,000 shares of a new class of "undesignated" preferred stock (the "Class A Preferred Stock"). The text of the proposed amendment to the Restated Certificate of Incorporation is attached as Exhibit A to this Proxy Statement, and attention is directed to said Exhibit for a more complete understanding.

     The Board believes it advisable to authorize such shares of Class
A Preferred Stock to have them available, among other things, for issuance in connection with financing alternatives, acquisitions and general corporate purposes, including public or private offerings of shares for cash. The Board has made no determination with respect to the issuance of any shares of Class A Preferred Stock and has no present commitment, arrangement or plan which would require the issuance of such shares of Class A Preferred Stock in connection with an equity offering, merger, acquisition or otherwise.

     The term "undesignated preferred stock" refers to stock for which the board of directors of a corporation may fix or change the terms, including without limitation: (i) the division of such shares into series; (ii) the dividend or distribution rate; (iii) the dates of payment of dividends or distributions and the dates from which they are cumulative; (iv) liquidation price; (v) redemption rights and price;
(vi) sinking fund requirements; (vii) conversion rights; (viii) restrictions on the issuance of additional shares of any class or series; (ix) preferences; (x) voting rights; and (xi) other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

     As a result, the Board of Directors of the Company will, in the event of the approval of this proposal by the stockholders, be entitled to authorize the creation and issuance of up to 5,000,000 shares of Class A Preferred Stock in one or more series with such terms, limitations and restrictions as may be determined in the Board's sole discretion, with no further authorization by the Company's stockholders (except as may be required by applicable laws, regulatory authorities or the rules of any stock exchange on which the Company's securities are then listed). No creation or issuance of such Class A Preferred Stock may be made without approval by three-fourths (75%) of the whole Board of Directors of the Company then in office.

     The holders of shares of Class A Preferred Stock will have only such voting rights as are granted by law and authorized by the Board of Directors with respect to any series thereof; provided, however, that the shares, if not convertible into Common Stock, will not have more than one vote per share, except as otherwise required by law, and if convertible into Common Stock will not have more votes per share than they would have if they were so converted, except as otherwise required by law. The Board of the Company will have the right to establish the relative rights of the Class A Preferred Stock in respect of dividends and other distributions and in the event of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company as compared with such rights applicable to the Common Stock, the Existing Preferred Stock and any other series of Class A Preferred Stock.

     Article Fourth of the Company's Restated Certificate of
Incorporation will continue to provide that no holder of any class of stock of the Company shall have any preemptive rights to acquire any shares of any class of stock or other securities of the Company.

     It is not possible to state the effect of the authorization of the Class A Preferred Stock upon the rights of holders of Common Stock or the Existing Preferred Stock until the Board determines the terms relating to one or more series of Class A Preferred Stock. However, such effects might include without limitation: (i) the reduction of amounts otherwise available for payment of dividends on Common Stock or the Existing Preferred Stock, to the extent dividends are payable on any issued shares of Class A Preferred Stock, (ii) restrictions on dividends on Common Stock or the Existing Preferred Stock if dividends on Class A Preferred Stock are in arrears, (iii) dilution of the voting power of the Common Stock and the Existing Preferred Stock and dilution of net income and net tangible book value per share of Common Stock as a result of any such issuance, depending on the number of shares issued and the purpose, terms and conditions of the issuance, and (iv) the holders of Common Stock and the Existing Preferred Stock not being entitled to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to shares of Class A Preferred Stock.

     Although the Company has no present commitment, arrangement or plan for the issuance of the Class A Preferred Stock, the authorized but unissued shares of such Class A Preferred Stock could be used to make a takeover or change in control in the Company more difficult. Under certain circumstances, rights granted upon issuance of shares of the Class A Preferred Stock could be used to create voting impediments or to discourage third parties seeking to effect a takeover or otherwise gain control of the Company. The issuance of Class A Preferred Stock could have the effect of delaying, preventing or influencing a change in control of the Company and could make more difficult the removal of the present management. The issuance of Class A Preferred Stock, depending on the terms of such stock and the circumstances surrounding its issuance, could have the effect of blocking a take-over of the Company and thereby depriving the present stockholders of a premium price for their shares.

Vote Required for Approval; Board Recommendation:

     The vote required for approval of the amendment to the Restated Certificate of Incorporation to authorize the issuance of undesignated Class A Preferred Stock is the affirmative vote of a majority of a outstanding shares of the Company's Common Stock and Existing Preferred Stock entitled to vote thereon, voting together as one class.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                     APPROVAL OF THE PROPOSED AMENDMENT.


         PROPOSAL TO APPROVE THE 1997 EMPLOYEES' STOCK OPTION PLAN

     The Board of Directors has adopted, subject to stockholder approval, a proposal to establish the 1997 Employees' Stock Option Plan (the "1997 Option Plan"). A complete copy of the 1997 Option Plan is attached to this Proxy Statement as Exhibit B and attention is directed to said Exhibit for a more complete understanding.

     On February 13, 1998, the last reported sale price of the Company's Common Stock on the American Stock Exchange, on which the Company's Common Stock is listed, was $8.00 per share.

     Approximately 19 Company employees (including all executive officers of the Company) and employees of subsidiaries of the Company would be eligible to receive options if the 1997 Option Plan is approved by the stockholders.

Description of Proposed 1997 Option Plan

     The 1997 Option Plan will provide for the grant of either incentive stock options under Section 422 of the Internal Revenue Code or nonstatutory options.

     The committee which will administer the 1997 Option Plan (the "Committee") will consist of not less than two directors, none of whom is eligible to receive an option. Committee members will be non-employee directors as defined by applicable SEC rules and outside directors as defined by Internal Revenue Code regulations. Subject to any limitations imposed by the Board of Directors of the Company and the terms of the 1997 Option Plan, the Committee periodically will determine which employees of the Company or its subsidiaries will receive options under the 1997 Option Plan, the type of option, the number of shares covered by the option, the per share purchase price and the terms of the option, which may include limited transferability of nonstatutory options to certain family members. Options shall not otherwise be transferable other than by will or the laws of descent and distribution.

     The proposed 1997 Option Plan provides that payment in full for shares purchased under an option shall be made in cash (including check) at the time the option is exercised or, with the consent of the Committee, (i) by tendering shares of the Company's Common Stock owned at least six months and valued at the fair market value of such shares on the date the option is exercised, or (ii) by requesting the Company to withhold from issuance that number of shares having a fair market value of such shares on the date of exercise equal to the exercise price.

     The number of shares with respect to which options may be granted under the 1997 Option Plan will be 275,000 shares, subject to adjustment in certain events. Any shares covered by options which, for any reason, expire or are terminated may be re-optioned under the 1997 Option Plan.

     The 1997 Option Plan provides that the option price of incentive and nonstatutory stock options shall be not less than 100% of the fair market value of the stock at the time of grant. The maximum term of any option under the 1997 Option Plan is ten years from date of grant, and the 1997 Option Plan contains provisions with respect to earlier termination upon termination of employment. In certain instances, stock options which are vested or become vested upon the happening of an event or events specified by the Committee may continue to be exercisable through up to ten years after the date of grant, irrespective of the termination of the optionee's employment with the Company.

     In the case of specified executive officers of the Company, the number of option shares granted in a fiscal year to any such officer shall not exceed 100,000 shares. In the case of incentive options, the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive options are exercisable for the first time by any optionee during any calendar year shall not exceed $100,000.

     Members of the Committee are appointed by the Company's Board of Directors and serve at the pleasure of the Board. The Board may at any time amend or discontinue the 1997 Option Plan, provided that no Board action may increase the number of shares available for option (except to adjust for stock splits, etc.), reduce the option price below 100% of fair market value at date of grant, or change the requirements for eligibility to participate in the 1997 Option Plan. No options may be granted under the 1997 Option Plan after September 30, 2007.

Federal Income Tax Consequences

     On exercise of nonstatutory options, the difference between the option price and the fair market value of the stock on the measuring date (normally the date on which the option is exercised), will be taxable as ordinary income to the optionee and will be deductible by the Company as compensation on such date. Gain or loss on the subsequent sale of such stock will be eligible for capital gain or loss treatment by the optionee and will have no federal income tax consequences to the Company.

     An exchange of Common Stock in payment of the option price in the case of nonqualified options is considered a tax-free exchange by the optionee to the extent of a like number of new shares, with the new shares retaining the basis and holding period of the old shares. The fair market value of any additional shares transferred to the optionee (representing the excess of the fair market value of all of the new shares over the fair market value of all of the old shares) will constitute ordinary income to the optionee and be deductible by the Company. This amount then becomes the optionee's basis in such shares.

     With respect to incentive stock options, if the optionee does not make a disqualifying disposition of stock acquired on exercise of such option, no income for federal income tax purposes will result to the optionee upon the granting or exercise of the option (except that the amount by which the fair market value of the stock at time of exercise exceeds the option price may be subject to alternative minimum tax), and in the event of any sale thereafter any amount realized in excess of his cost will be taxed as long-term capital gain and any loss sustained will be long-term capital loss. In such case, the Company will not be entitled to a deduction for federal income purposes in connection with the issuance or exercise of the option. A disqualifying disposition will occur if the optionee makes a disposition of such shares within two years from the date of the granting of the option or within one year after the transfer of such shares to him. If a disqualifying disposition is made, the difference between the option price and the lesser of (i) the fair market value of the stock at the time the option is exercised or (ii) the amount realized upon disposition of the stock will be treated as ordinary income to the optionee at the time of disposition and will be allowed as a deduction to the Company.

     An exchange of Common Stock in payment of the option price in the case of an incentive stock option, if the exchange is not a disqualifying disposition of the stock exchanged, is considered to be tax-free. Under proposed regulations, a number of shares received upon exercise equal to the number of shares exchanged will have a basis equal to the basis of the shares exchanged and the remaining shares received will have a zero basis.

     An exchange of statutory option stock to acquire other stock on exercise of an incentive stock option is a taxable recognition transaction with respect to the stock disposed of if the minimum statutory holding period for such statutory option stock has not been met. Statutory option stock includes stock acquired through exercise of a qualified stock option, an incentive stock option, a restricted stock option or an option granted under an employee stock purchase plan. If there is such a premature disposition, ordinary income is attributed to the optionee (and will be deductible by the Company) to the extent of his "bargain" purchase on acquisition of the surrendered stock; and the post-acquisition appreciation in value of such stock is taxed to him as a short-term capital gain if held for less than the applicable holding period for long-term capital gain, or long-term capital gain if held for such applicable holding period, and will not be deductible by the Company.

     A portion of the excess of the amount deductible by the Company over the value of options when issued may be subject to the alternative minimum tax imposed on corporations.

     The described tax consequences are based on current laws, regulations and interpretations thereof, all of which are subject to change and assume that the optionee has not purchased any shares of the Company within six months prior to the exercise in question at a purchase price less than the market price of shares on the date of exercise. In addition, the discussion is limited to federal income taxes and does not attempt to describe state and local tax effects which may accrue to optionees or the Company.

Vote Required for Approval; Board Recommendation:

     The vote required for approval of the 1997 Option Plan is a majority of the shares of holders Common and Preferred Stock (voting as a single class) present, or represented and entitled to vote at a meeting at which a quorum (the holders of a majority of the Company's outstanding shares of Common and Preferred Stock) is present in person or by proxy.

     The Board of Directors believes that it is desirable to establish the 1997 Option Plan in order to maintain and improve the Company's ability to attract and retain key personnel and to serve as an incentive to such personnel to make extra efforts to contribute to the success of the Company's operations.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                    APPROVAL OF THE 1997 OPTION PLAN.


                INFORMATION REGARDING INDEPENDENT PUBLIC
                               ACCOUNTANTS

     Coopers & Lybrand L.L.P. served as independent public accountants for the fiscal year ended July 31, 1997, and has been selected by the Board of Directors to serve for the current year. It is expected that a representative of said firm will be present at the annual meeting with the opportunity to make a statement if he desires to do so and that such representative will be available to respond to appropriate questions.


                        PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the next annual meeting (expected to be held in early January, 1999) must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting (expected to be mailed in late-November, 1998) not later than August 3, 1998.


                                 GENERAL

     The Company will bear the cost of solicitation of proxies. In addition to being solicited by mail, proxies may be solicited personally or by telephone or telegraph. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to principals in obtaining their proxies. The Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies and anticipates that the fees of such firm will be approximately $4,000 plus expenses.

     The Company will provide without charge (except for exhibits) to any record or beneficial owner of its securities, on written request, a copy of the Company's annual report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended July 31, 1997, including the financial statements and schedules thereto.
Exhibits to said report will be provided upon payment of fees limited to the Company's reasonable expenses in furnishing such exhibits. Written requests should be directed to Frank R. McPike, Jr., Secretary of the Company, at 1960 Bronson Road, Post Office Box 340, Fairfield, Connecticut 06430.

     The Board of Directors is not aware of any matter which is to be presented for action at the meeting other than the matters set forth herein. Should any other matters requiring a vote of the stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in respect of any such other matters in accordance with their best judgment in the interest of the Company.

                                          Frank R. McPike, Jr.

                                          Secretary
Dated: Feruary 17, 1998


                                                         EXHIBIT A

                   PROPOSED AMENDMENT TO THE RESTATED
                    CERTIFICATE OF INCORPORATION OF
                     COMPETITIVE TECHNOLOGIES, INC.


Assuming that both the amendment increasing authorized Common Stock to 20,000,000 shares and the amendment authorizing 5,000,000 shares of undesignated Class A Preferred Stock are adopted, Article Fourth of the Restated Certificate of Incorporation will be amended to read as follows:

"FOURTH: (a) Authorized Stock. The total number of shares of stock of all classes which the Corporation shall have authority to issue is 25,035,920 shares, of which 20,000,000 shares shall be Common Stock, having a par value of $.01 per share, 5,000,000 shares shall be Class A Preferred Stock, having a par value of $.01 per share, and 35,920 shares shall be Preferred Stock, having a par value of $25.00 per share.

     (b) Class A Preferred Stock. The relative rights, privileges, and restrictions relating to the Class A Preferred Stock are as follows:

     (1) Shares of Class A Preferred Stock may be issued in one or more series at such time or times and for such consideration as the Board of Directors may determine; provided however that no creation or issuance of such Class A Preferred Stock may be made without approval by three-fourths (75%) of the whole Board of Directors of the Company then in office. Each such series shall be given a distinguishing designation. All shares of any one series shall have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of such series, with those of other shares of Class A Preferred Stock.

     (2) Authority is hereby expressly granted to the Board of Directors to fix from time to time by resolution or resolutions providing for the establishment and/or issuance of any series of Class A Preferred Stock, the designation of such series and the preferences, limitations and relative rights of the shares of such series, including the following:

     (A) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

     (B) The voting rights, if any, which shares of that series shall have, which may be special, conditional, limited or otherwise; provided, however, that shares of Class A Preferred Stock, if not convertible into Common Stock, will not have more than one vote per share, except as otherwise required by law, and if convertible into Common Stock will not have more votes per share than they would have if they were so converted, except as otherwise required by law;

     (C) The rate of dividends, if any, on the shares of that series, whether dividends shall be non-cumulative to the extent earned, partially cumulative or cumulative (and, if cumulative, from which date or dates), whether dividends shall be payable in cash, property or rights, or in shares of the Corporation's capital stock, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other series, shares of Preferred Stock or shares of Common Stock;

     (D) Whether the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, the event or events upon or after which they shall be redeemable, whether they shall be redeemable at the option of the Corporation, the stockholder or another person, the amount per share payable in case of redemption (which amount may vary under different conditions and at different redemption dates), whether such amount shall be a designated amount or an amount determined in accordance with a designated formula or by reference to extrinsic data or events and whether such amount shall be paid in cash, indebtedness, securities or other property or rights, including securities of any other corporation;

     (E) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms of and amounts payable into such sinking fund;

     (F) The rights to which the holders of the shares of that series shall be entitled in the event of voluntary or involuntary dissolution or liquidation of the Corporation, and the relative rights of priority, if any, of payment of shares of that series over shares of any other series, shares of Preferred Stock or shares of Common Stock in any such event;

     (G) Whether the shares of that series shall be convertible into or exchangeable for cash, shares of stock of any other class or any other series, indebtedness, or other property or rights, including securities of another corporation, and, if so, the terms and conditions of such conversion or exchange, including the rate or rates of conversion or exchange, and whether such rates shall be a designated amount or an amount determined in accordance with a designated formula or by reference to extrinsic data or events, the date or dates upon or after which they shall be convertible or exchangeable, the duration for which they shall be convertible or exchangeable, the event or events upon or after which they shall be convertible or exchangeable, and whether they shall be convertible or exchangeable at the option of the Corporation, the stockholder or another person, and the method (if any) of adjusting the rate of conversion or exchange in the event of a stock split, stock dividend, combination of shares, or similar event;

     (H) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series; and

     (I) Any other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Article FOURTH and to the full extent now or hereafter permitted by the laws of the State of Delaware.

     (c) Preferred Stock and Common Stock. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the Preferred Stock and Common Stock of the Corporation are as follows:

     (1) Dividends: The holders of the Preferred Stock shall be entitled to receive, out of any funds of the Corporation lawfully available for dividends under the laws of the State of Delaware, if, as and when declared by the Board of Directors in its discretion, preferential dividends at the rate of 5% of the par value of the Preferred Stock, per share per annum, and no more, payable quarterly on the 30th day of January, April, July and October, respectively, in each year, before any dividends shall be declared or paid upon or set apart for, or other distribution shall be ordered or made in respect of, any shares of Common Stock; provided, however, that dividends on the Preferred Stock shall be noncumulative, so that if such dividends on the Preferred Stock are not declared or paid, in whole or in part, the unpaid dividends shall not accumulate.

     (2) Preference Upon Liquidation: In the event of any liquidation, dissolution or winding up of the Corporation or any reduction of its capital resulting in any distribution of its assets to its stockholders, whether voluntary or involuntary, the holders of the Preferred Stock shall be entitled to receive, for each share thereof, out of the assets of the Corporation, whether from capital, surplus or earnings available for distribution to its stockholders, $25.00 per share in cash, before any distribution of assets of the Corporation shall be made to the holders of the Common Stock; but the holders of the Preferred Stock shall be entitled to no further participation in such distribution. If, upon any such liquidation, dissolution, winding up or reduction, the assets of the Corporation distributable as aforesaid among the holders of the Preferred Stock shall be insufficient to permit of the payment to them of the full preferential amount aforesaid, then the entire assets of the Corporation to be distributed shall be distributed ratably among the holders of the Preferred Stock in proportion to the full preferential amount to which they are respectively entitled. A consolidation or merger of the Corporation, or a sale or transfer of all or substantially all of its assets as an entirety, shall not be regarded as a voluntary liquidation, dissolution or winding up of the Corporation.

     (3) Voluntary Redemption: The Corporation may, at its option, expressed by resolution of its Board of Directors, at any time or from time to time, redeem the whole or any part of the Preferred Stock at a redemption price for each share thereof equal to $25.00. Notice of any proposed redemption of shares of Preferred Stock shall be given by the Corporation by mailing a copy of such notice at least 30 days prior to the date fixed for such redemption to the holders of record of the shares of Preferred Stock to be redeemed, at their respective addresses appearing on the books of the Corporation. If less than all the shares of Preferred Stock are to be redeemed as herein provided, the redemption shall be made in such amount, at such place, by such method, either by lot or pro rata, and subject to such provisions of convenience as shall from time to time be determined by resolution of the Board of Directors. From and after the date fixed in any such notice as the date of redemption, unless default shall be made by the Corporation in providing moneys at the time and place specified for the payment of the redemption price pursuant to said notice, all rights of the holders of said shares of Preferred Stock so called for redemption as stockholders of the Corporation, except only the right to receive the redemption price, shall cease and determine and such shares shall be deemed no longer to be outstanding.

     (4) Voting Power: The holders of the Preferred Stock and of the Common Stock shall possess full voting power for the election of directors and for all other purposes. Holders of stock of such class entitled to vote shall have one vote for each share of stock held by them.

     (d) No Preemptive Rights. No holder of any class of stock of the Corporation, whether now or hereafter authorized, shall have any preemptive, preferential or other rights to subscribe for or purchase or acquire any shares of any class of stock or any other securities of the Corporation, whether now or hereafter authorized, and whether or not convertible into, or evidencing or carrying the right to purchase, shares or any other securities now or hereafter authorized, and whether the same shall be issued for cash, service or property, or by way of dividend or otherwise."


                                                         EXHIBIT B

                     COMPETITIVE TECHNOLOGIES, INC.
                    1997 EMPLOYEES' STOCK OPTION PLAN

1.   Purpose of the 1997 Employees' Stock Option Plan

     The purpose of the Plan is to enable the Company to attract, retain and motivate its employees by providing for or increasing the proprietary interests of such employees in the Company through increased stock ownership.

     The Plan provides for options which either (i) qualify as incentive stock options ("Incentive Options") within the meaning of that term in Section 422 of the Internal Revenue Code of 1986, as amended, or (ii) do not so qualify under Section 422 of the Code ("Nonstatutory Options") (collectively "Options"). Any Option granted under this Plan will be clearly identified at the time of grant as to whether it is intended to be either an Incentive Option or a Nonstatutory Option.

2.   Definitions.

     The following terms, when appearing in the text of this Plan in capitalized form, will have the meanings set out below:

     (a)   "Board" means the Board of Directors of the Company.

     (b) "Code" means the Internal Revenue Code of 1986, as heretofore or hereafter amended.

     (c) "Committee" means the committee appointed by the Board pursuant to Section 3 below.

     (d) "Company" means Competitive Technologies, Inc. or any parent or "subsidiary corporation", as that term is defined by Section 424(f) of the Code, thereof, unless the context requires it to be limited to Competitive Technologies, Inc.

     (e) "Disabled Grantee" means a Grantee who is disabled within the meaning of Section 422(c)(6) of the Code.

     (f) "Employees" means the class of employees consisting of individuals regularly employed by the Company on a full-time salaried basis who are identified as key employees, or such other employees as the Committee shall so determine.

     (g) "Executive Officer" means those individuals who, on the last day of the taxable year at issue: (i) served as the Company's chief executive officer or was acting in a similar capacity, regardless of compensation level; and (ii) the four most highly compensated executive officers (other than the chief executive officer) all as determined pursuant to Treasury Regulation 1.162-27(c)(2).

     (h) "Fair Market Value" means, with respect to the common stock of the Company, the price at which the stock would change hands between an informed, able and willing buyer and seller, neither of which is under a compulsion to enter into the transaction. Fair Market Value will be determined in good faith by the Committee in accordance with a valuation method which is consistent with the guidelines set forth in Treasury Regulation 1.421-7 (e) (2) or any applicable regulations issued pursuant to Section 422(a) of the Code. Fair Market Value will be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

     (i) "Grantee" means an eligible Employee under this Plan who has been granted an Option.

     (j) "Incentive Option" means an Option that qualifies for the benefit described in Section 421 of the Code, by virtue of compliance with the provisions of Section 422 of the Code.

     (k) "Nonstatutory Option" means an Option that is not an Incentive Option.

     (l) "Option" means either an Incentive Option or a Nonstatutory Option granted under this Plan.

     (m) "Option Agreement" means the agreement entered into between the Company and an individual Grantee and specifying the terms and conditions of the Option granted to the Grantee, which terms and conditions will recite or incorporate by reference: (i) the provisions of this Plan which are not subject to variation; and (ii) the variable terms and conditions of each Option granted hereunder which will apply to that Grantee.

     (n) "Optionee" means a Grantee, and, under the appropriate circumstances, his guardian, representative, heir, distributee, legatee or successor in interest, including any transferee.

     (o) "Plan" means this 1999 Employees' Stock Option Plan, as the same may from time to time be amended.

     (p)   "Stock" means the Company's common stock.

3.   Administration of the Plan.

     (a) Committee Membership. The Plan shall be administered by a committee appointed by the Board, to be known as the Compensation Committee (the "Committee"). The Committee shall be not less than two members and comprised solely of Non-employee Directors, as defined by Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934 ("1934 Act"), or any successor definition adopted by the Securities and Exchange Commission, and who shall each also qualify as an Outside Director for purposes of Section 162(m) of the Code. Any vacancy occurring on the Committee may be filled by appointment by the Board. The Board at its discretion may from time to time appoint members to the Committee in substitution of members previously appointed, may remove members of the Committee and may fill vacancies, however caused, in the Committee.

     (b) Committee Procedures. The Committee shall select one of its members as chairman and shall hold meetings at such times and places as it may determine. A quorum of the Committee shall consist of a majority of its members, and the Committee may act by vote of a majority of its members present at a meeting at which there is a quorum, or without a meeting by written consent signed by all members of the Committee. If any powers of the Committee hereunder are limited or denied by the Board or under applicable law, the same powers may be exercised by the Board.

     (c) Committee Powers and Responsibilities. The Committee will interpret the Plan, prescribe, amend and rescind any rules or regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other actions it deems necessary or advisable, except as otherwise expressly reserved for the Board. Subject to the limitations imposed by the Board or under applicable law and the terms of the Plan, the Committee may periodically determine which Employees should receive Options under the Plan, whether the options shall be Incentive Options or Nonstatutory Options, the number of shares covered by such Options, the per share purchase price for such shares, and the terms thereof, including but not limited to transferability of such Options, and shall have full power to grant such Options. In making its determinations, the Committee shall consider, among other relevant factors, the importance of the duties of the Grantee to the Company, his or her experience with the Company, and his or her future value to the Company. All decisions, interpretations and other actions of the Committee shall be final and binding on all Grantees, Optionees and all persons deriving their rights from a Grantee or Optionee. No member of the Board or the Committee shall be liable for any action taken or failed to be taken in good faith or for any determination made pursuant to the Plan.

4.   Stock Subject to Plan.

     This Plan authorizes the Committee to grant Options to Employees up to the aggregate amount of 275,000 shares of Stock, subject to eligibility and any limitations specified herein. Adjustment in the shares subject to the Plan shall be made as provided in Section 9. Any shares covered by an Option which, for any reason, expires, terminates or is canceled may be reoptioned under the Plan.

5.   Eligibility

     (a) General Rule. All Employees defined in Section 2(f) shall be eligible.

     (b)   Ten Percent Stockholders.   An employee who owns more than
ten percent (10%) of the total combined voting power of all classes of outstanding Stock shall not be eligible for designation as a Grantee of an Incentive Option unless (i) the exercise price for each share of Stock subject to such Incentive Option is at least one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the date of grant, and (ii) such Incentive Option, by its terms, is not exercisable after the expiration of five (5) years from the date of grant.

     (c) Attribution Rules. For purposes of Subsection (b) above, in determining stock ownership, an Employee shall be deemed to own the Stock owned, directly or indirectly, by or for his brothers, sisters (whether by whole or half blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.


     (d) Outstanding Stock. For purposes of Subsection (b) above, "Outstanding Stock" shall include all Stock actually issued and outstanding immediately after the grant. "Outstanding Stock" shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.
     (e) Individual Limits of Executive Officers. Subject to the provisions of Section 9 hereof, the number of option shares granted in a fiscal year to each Executive Officer shall not exceed 100,000 shares for any fiscal year in which such person serves as an Executive Officer

     (f) Incentive Option Limitation. The aggregate Fair Market Value of the stock for which Incentive Options granted to any one eligible Employee under this Plan and under all incentive stock option plans of the Company, its parent(s) and subsidiaries, may by their terms first become exercisable during any calendar year shall not exceed $100,000, determining Fair Market Value of the stock subject to any Option as of the time that Option is granted. If the date on which one or more Incentive Options could be first exercised would be accelerated pursuant to any other provision of the Plan or any Stock Option Agreement referred to in Section 6(a), or an amendment thereto, and the acceleration of such exercise date would result in a violation of the restriction set forth in the preceding sentence, then notwithstanding any such other provision the exercise date of such Incentive Options shall be accelerated only to the extent, if any, that is permitted under Section 422 of the Code and the exercise date of the Incentive Options with the lowest option prices shall be accelerated first. Any exercise date which cannot be accelerated without violating the $100,000 restriction of this section shall nevertheless be accelerated, and the portion of the Option becoming exercisable thereby shall be treated as a Nonstatutory Option.

6.   Terms and Conditions of All Options Under the Plan.

     (a) Option Agreement. All Options granted under the Plan shall be evidenced by a written Option Agreement and shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in an Option Agreement.

     (b) Number of Shares. Each Option Agreement shall specify the number of shares of the Stock each such Employee will be entitled to purchase pursuant to the Option and shall provide for the adjustment of such number in accordance with Section 9. Each Option Agreement shall state the minimum number of shares which must be exercised at any time, if any.

     (c) Nature of Option. Each Option Agreement shall specify the intended nature of the Option as an Incentive Option, a Nonstatutory Option or partly of each type.

     (d) Exercise Price. Each Option Agreement shall specify the exercise price. The exercise price of either the Incentive Option or the Nonstatutory Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the date of grant. Subject to the foregoing, the exercise price under any Option shall be determined by the Committee in its sole discretion. The exercise price shall be payable in the form described in Section 7.

     (e) Term of Option. The Option Agreement shall specify the term of the Option. The term of any Option granted under this Plan is subject to expiration, termination, and cancellation as set forth within this Plan.

     (f) Exercisability. Each Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. Such Option shall not be exercisable after the expiration of such term which shall be fixed by the Committee, but in any event not later than ten years from the date such Option is granted. Subject to the provisions of the Plan, the Committee may grant Options which are vested, or which become vested upon the happening of an event or events as specified by the Committee.

     (g) Withholding Taxes. Upon exercise of any Nonstatutory Option (or any Incentive Option which is treated as a Nonstatutory Option because it fails to meet the requirements set forth in the Code for Incentive Options), the Optionee must tender full payment to the Company for any federal income tax withholding required under the Code in connection with such exercise ("Withholding Tax"). If the Optionee fails to tender to the Company the Withholding Tax, the Committee, at its discretion, shall withhold from the Optionee any and all shares subject to such Option, and accordingly, subject to Withholding Tax until such time as either of the following events has occurred:

           (i) the Employee tenders to the Company payment in cash to pay the Withholding Tax; or

           (ii) the Company withholds from the Employee's wages an amount sufficient to pay the Withholding Tax.

     (h)   Termination and Acceleration of Option.

           For Incentive Options:

           (i) If the employment of a Grantee who is not a Disabled Grantee is terminated without cause, or such Grantee voluntarily quits or retires under any retirement plan of the Company, any then outstanding and exercisable stock option held by such a Grantee shall be exercisable, in accordance with the provisions of the Option Agreement, by such Grantee at any time prior to the expiration date of such Option or within three months after the date of termination of employment or service, whichever is the shorter period.

           (ii) If the employment of a Grantee who is a Disabled Grantee is terminated without cause, any then outstanding and exercisable Option held by such a Grantee shall be exercisable, in accordance with the provisions of the Option Agreement, by such a Grantee at any time prior to the expiration date of such Option or within one year after the date of such termination of employment or service, whichever is the shorter period.


           For all Options issued hereunder:

           (i) If the Company terminates the employment of a Grantee for cause, all outstanding stock options held by the Grantee at the time of such termination shall automatically terminate unless the Committee notifies the Grantee that his or her options will not terminate. A termination "for cause" shall be defined under each written Option Agreement. The Company assumes no responsibility and is under no obligation to notify a Permitted Transferee (as hereafter defined in section 13) of early termination of an Option on account of a Grantee's termination of employment.

           (ii) Whether termination of employment or other service is a termination "for cause" or whether a Grantee is a Disabled Grantee shall be determined in each case, in its discretion, by the Committee and any such determination by the Committee shall be final and binding.

           (iii) Following the death of a Grantee during employment, any outstanding and exercisable Options held by such Grantee at the time of death shall be exercisable, in accordance with the provisions of the Option Agreement, by the person or persons entitled to do so under the Will of the Grantee, or, if the Grantee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the Grantee at any time prior to the expiration date of such Option or within one year after the date of death, whichever is the shorter period.

           (iv) The Committee may grant Options, or amend Options previously granted, to provide that such Options continue to be exercisable up to ten years after the date of grant irrespective of the termination of the Grantee's employment with the Company, and which vest upon grant or become vested upon the happening of an event or events specified by the Committee, although the exercise of such vested Options in the case of Incentive Options more than three months after termination of employment may convert such Options to Nonstatutory Options with respect to the income tax consequences of such exercise.

7.   Payment for Shares

     (a) Cash. Payment in full for shares purchased under an Option shall be made in cash (including check, bank draft or money order) at the time that the Option is exercised.

     (b) Stock. In lieu of cash an Optionee may, with the consent of the Committee, make payment for Stock purchased under an Option, in whole or in part, by tendering to the Company in good form for transfer, shares of Stock valued at Fair Market Value on the date the Option is exercised. Such shares will have been owned by the Optionee or the Optionee's representative for the time specified by the Committee but in no case shall the Optionee or his representative have held a beneficial interest in such tendered shares for a period less than six months prior to the exercise of the Option.

8.   Use of Proceeds from Stock.

     Cash proceeds from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

9.   Adjustments.

     Changes or adjustments in the Option price, number of shares subject to an Option or other specifics as the Committee should decide will be considered or made pursuant to the following rules:

     (a) Upon Changes in Stock. If the outstanding Stock is increased or decreased, or is changed into or exchanged for a different number or kinds of shares or securities, as a result of one or more reorganizations, recapitalization, stock splits, reverse stock splits, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise, appropriate adjustments will be made in the exercise price and/ or the number and/or kind of shares or securities for which Options may thereafter be granted under this Plan and for which Options then outstanding under this Plan may thereafter be exercised. The Committee will make such adjustments as it may deem fair, just and equitable to prevent substantial dilution or enlargement of the rights granted to or available for Optionees. No adjustment provided for in this Section 9 will require the Company to issue or sell a fraction of a share or other security. Nothing in this Section will be construed to require the Company to make any specific or formula adjustment.

     (b) Prohibited Adjustment. If any such adjustment provided for in this Section 9 requires the approval of stockholders in order to enable the Company to grant or amend Options, then no such adjustment will be made without the required stockholder approval. Notwithstanding the foregoing, if the effect of any such adjustment would be to cause an Incentive Option to fail to continue to qualify under Section 422 of the Code or to cause a modification, extension or renewal of such stock option within the meaning described in Section 424 of the Code, the Committee may elect that such adjustment not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding Option as the Committee, in its sole discretion, shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such Incentive Option.

     (c) Further Limitations. Nothing in this Section will entitle the Optionee to adjustment of his Option in the following circumstances:

           (i) The issuance or sale of additional shares of the Stock, through public offering or otherwise;

           (ii) The issuance or authorization of an additional class of capital stock of the Company;

           (iii) The conversion of convertible preferred stock or debt of the Company into Stock; and

           (iv)  The payment of dividends except as provided in
           Section 9 (a).

The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

10.  Legal Requirements:

     (a) Compliance with All Laws. The Company will not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of any such Stock to be acquired pursuant to the exercise of any Option on any stock exchange on which the Stock may then be listed, and (b) the compliance with any registration requirements or qualification of such shares under any federal securities laws, including without limitation the Securities Act of 1933, as amended ("1933 Act"), the rules and regulations promulgated thereunder, or state securities laws and regulations, the regulations of any stock exchange or interdealer quotation system on which the Company's securities may then be listed, or obtaining any ruling or waiver from any government body which the Company may, in its sole discretion, determine to be necessary or advisable, or which, in the opinion of counsel to the Company, is otherwise required.

     (b) Compliance with Specific Code Provisions. It is the intent of the Company that the Plan and its administration conform strictly to the requirements of Section 422 of the Code with respect to Incentive Options. Therefore, notwithstanding any other provision of this Plan, nothing herein will contravene any requirement set forth in
Section 422 of the Code with respect to Incentive Options and if inconsistent provisions are otherwise found herein, they will be deemed void and unenforceable or automatically amended to conform, as the case may be.

     (c) Plan Subject to Delaware Law. All questions arising with respect to the provisions of the Plan will be determined by application of the Code and the laws of the state of Delaware except to the extent that Delaware laws are preempted by any federal law.

11.  Rights as a Stockholder.

     An Optionee shall have no rights as a stockholder with respect to any Stock covered by his Option until the date of issuance of the stock certificate to him after receipt of the consideration in full set forth in the Option Agreement. Except as provided in Section 9 hereof, no adjustments will be made for dividends, whether ordinary or extraordinary, whether in cash, securities, or other property, or for distributions for which the record date is prior to the date on which the Option is exercised.


12.  Restrictions on Shares.

     Prior to the issuance or delivery of any shares of the Stock under the Plan, the person exercising the Option may be required to:

     (a) represent and warrant that the shares of the Stock to be acquired upon exercise of the Option are being acquired for investment for the account of such person and not with a view to resale or other distribution thereof;

     (b) represent and warrant that such person will not, directly or indirectly, sell, transfer, assign, pledge, hypothecate or otherwise dispose of any such shares unless the sale, transfer, assignment, pledge, hypothecation or other disposition of the shares is pursuant to the provisions of this Plan and effective registrations under the 1933 Act and any applicable state or foreign securities laws or pursuant to appropriate exemptions from any such registrations; and

     (c) execute such further documents as may reasonably be required by the Committee upon exercise of the Option or any part thereof, including but not limited to any stock restriction agreement that the Committee may choose to require.

     Nothing in this Plan shall assure any Optionee that shares issuable under this Option are registered on a Form S-8 under the 1933 Act or on any other Form. The certificate or certificates representing the shares of the Stock to be issued or delivered upon exercise of an Option may bear a legend evidencing the foregoing and other legends required by any applicable securities laws.
Furthermore, nothing herein or any Option granted hereunder will require the Company to issue any Stock upon exercise of any Option if the issuance would, in the opinion of counsel for the Company, constitute a violation of the 1933 Act, applicable state securities laws, or any other applicable rule or regulation then in effect. The Company shall have no liability for failure to issue shares upon any exercise of Options because of a delay pending the meeting of any such requirements.

13.  Transferability.

     The Committee shall retain the authority and discretion to permit a Nonstatutory Option, but in no case an Incentive Option, to be transferable as long as such transfers are made only to one or more of the following: family members, limited to children of Grantee, spouse of Grantee, or grandchildren of Grantee, or trusts for the benefit of Grantee and/or such family members ("Permitted Transferee"), provided that such transfer is a bona fide gift and accordingly, the Grantee receives no consideration for the transfer, and that the Options transferred continue to be subject to the same terms and conditions that were applicable to the Options immediately prior to the transfer. Options are also subject to transfer by will or the laws of descent and distribution. Options granted pursuant to this Plan shall not be otherwise transferred, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise. A Permitted Transferee may not subsequently transfer an Option. The designation of a beneficiary shall not constitute a transfer.

14.  No Right to Continued Employment.

     This Plan and any Option granted under this Plan will not confer upon any Optionee any right with respect to continued employment by the Company nor shall they alter, modify, limit or interfere with any right or privilege of the Company under any employment agreement heretofore or hereafter executed with any Optionee, including the right to terminate any Optionee's employment at any time for or without cause, to change his level of compensation or to change his responsibilities or position.

15.  Corporate Reorganizations.

      Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to Options hereunder are changed into or exchanged for cash or property or securities not of the Company's issue, or upon a sale of substantially all the property of the Company to, or the acquisition of stock representing more than eighty percent (80%) of the voting power of the stock of the Company then outstanding by another corporation or person, the Plan will terminate and all Options will lapse. The result described above will not occur if provision is made in writing in connection with such transaction for the continuance of the Plan and/or for the assumption of Options earlier granted, or the substitution for such Options of options covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and Options theretofore granted will continue in the manner and under the terms so provided. If the Plan and unexercised Options shall terminate pursuant to the foregoing, all persons holding any unexercised portions of Options then outstanding shall have the right, at such time prior to the consummation of the transaction causing the termination as the Company shall designate, to exercise the unexercised portions of their options, including the portions thereof which would but for this Section 15 not yet be exercisable.


16.  Modification, Extension and Renewal.

     (a) Options. Subject to the conditions of and within the limitations prescribed in the Plan herein, the Committee may modify, extend, cancel or renew outstanding Options. Notwithstanding the foregoing, no modification will, without the prior written consent of the Optionee, alter, impair or waive any rights or obligations associated with any Option earlier granted under the Plan.

     (b) Plan. The Board may at any time and from time to time interpret, amend or discontinue the Plan, subject to the limitation, however, that, except as provided in Section 9 (relating to adjustments upon changes in stock), no amendment shall be made, except upon stockholder approval, which will:

           (1) Increase the number of shares reserved for Options under the Plan; or
           (2) Reduce the Option price below 100% of Fair Market Value at the time an Option is granted; or
           (3) Change the requirements for eligibility for participation under the Plan.

17.  Plan Date and Duration.

     The Plan shall take effect on the date it is adopted by the Board subject to approval by the stockholders. Options may not be granted under this Plan after September 30, 2007.


                                                              PROXY

                     COMPETITIVE TECHNOLOGIES, INC.

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         FOR THE ANNUAL MEETING OF STOCKHOLDERS, MARCH 31, 1998


     The undersigned stockholder of COMPETITIVE TECHNOLOGIES, INC. hereby appoints GEORGE M. STADLER and FRANK R. McPIKE, JR., each with full power of substitution, as attorneys and proxies to vote all of the shares of stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Company to be held on Tuesday, March 31, 1998 at 9:00 A.M. local time at the Stamford Marriott Hotel, 2 Stamford Forum, Stamford, Connecticut 06901, or at any adjournments thereof, with all powers the undersigned would possess if personally present, as indicated below, and for the transaction of such other business as may properly come before said meeting or any adjournment thereof, all as set forth in the February 17, 1998 Proxy Statement for said meeting:

1.   Election of Directors:

     [ ]   FOR all nominees listed        [ ]  WITHHOLD AUTHORITY to
           below (except as marked             vote for all nominees
           to the contrary below)              listed below


INSTRUCTION:     To withhold authority to vote for any individual
                 nominee, strike a line through nominee's name in the list below.

     George C.J. Bigar, Michael G. Bolton, Robert H. Brown, Jr., John
     M. Sabin, George M. Stadler

2. Approval of Amendment to Restated Certificate of Incorporation increasing authorized number of common shares from 7,964,080 to 20,000,000

     [ ]   FOR            [ ]  AGAINST         [ ]  ABSTAIN

3. Approval of Amendment to Restated Certificate of Incorporation authorizing 5,000,000 shares of undesignated Class A Preferred stock

     [ ]   FOR            [ ]  AGAINST         [ ]  ABSTAIN

4.   Approval of 1997 Employees' Stock Option Plan

     [ ]   FOR            [ ]  AGAINST         [ ]  ABSTAIN


                          (continued and to be signed on reverse side)

(continued from other side)


     A majority of the members of said Proxy Committee who shall be present in person or by substitute at said meeting, or in case but one shall be present then that one, shall have and exercise all of the powers of said Proxy Committee.

     This proxy will be voted as directed but if no direction is indicated it will be voted FOR the election of the nominees named in proposal (1) and FOR proposals (2), (3) and (4), inclusive as described herein. On other matters that may come before said meeting, this proxy will be voted in the discretion of the above-named Proxy Committee.

                               _______________________________________

                               _______________________________________
                                    (Signature of Stockholder)

                               DATE: __________________________, 1998

                               Note: Please sign exactly as your name
                               or names appear above.  If the stock is
                               registered in the name of more than one
                               person, the proxy should be signed by
                               all named holders.  When signing as
                               attorney, executor, administrator,
                               trustee or guardian, please give full
                               title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.